UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2009 (March 30, 2009)

PharmaNet Development Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16119	59-2407464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
504 Carnegie Center, Princeton, NJ 08540
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(609) 951-6800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

PharmaNet Development Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association (as successor in interest to Wachovia Bank, N.A.) (“U.S. Bank”), as Trustee, are parties to an Indenture, dated as of August 11, 2004 (the “Indenture”), governing the Company’s $143,750,000 aggregate outstanding principal amount of 2.25% convertible senior notes due 2024 (the “Notes”).  On March 30, 2009, the Company and U.S. Bank entered into a supplemental indenture, which amends and supplements the Indenture.  As required by the terms of the Indenture, the supplemental indenture provides, among other things, that, as a result of the consummation of the Merger (as defined below), each $1,000 principal amount of the Notes that is converted from and after the Effective Time (as defined below) of the Merger is convertible solely into cash (without interest) at the fixed conversion value of $121.71.

A copy of the supplemental indenture for the Notes is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the supplemental indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the supplemental indenture.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed, on March 20, 2009, JLL PharmaNet Holdings, LLC, a Delaware limited liability company (“Parent”), announced that the offer (the “Offer”) by PDGI Acquisition Corp. (“Purchaser”), to purchase all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and the associated preferred stock purchase rights issued in connection with the Rights Agreement, dated as of December 21, 2005, between the Company and American Stock Transfer & Trust Company (as successor in interest to Wachovia Bank, N.A.) (together with the Common Stock, the “Shares”), of the Company at a price of $5.00 per Share, net to the seller in cash (without interest and subject to any required withholding taxes) had expired at 12:00 midnight, New York City time, on March 19, 2009 (the “Initial Expiration Date”) and that the depositary for the Offer had advised Parent that approximately 17,876,946 Shares had been validly tendered and not withdrawn pursuant to the Offer (in addition to approximately 4,636,682 Shares subject to guaranteed delivery procedures). These Shares, represented approximately 90.3% of the outstanding Shares.  All Shares that were validly tendered in the Offer and not properly withdrawn were accepted for payment.

On March 20, 2009, Parent and Purchaser announced that Purchaser elected to provide a subsequent offering period (the “Subsequent Offering Period”), which expired at 5:00 p.m., New York City time, on March 27, 2009 (the “Subsequent Expiration Date”).  On the Subsequent Expiration Date, the depositary for the Offer advised Parent that, together with the Shares that had been previously validly tendered and not withdrawn prior to the Initial Expiration Date, approximately 18,774,076 Shares had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 94.8% of the outstanding Shares. All Shares that were validly tendered in the Offer and not properly withdrawn were accepted for payment.

The Offer was made pursuant to the Agreement and Plan of Merger, dated as of February 3, 2009 (the “Merger Agreement”), by and among Parent, Purchaser and the Company. On March 30, 2009, Purchaser effected a “short-form” merger, pursuant to which Purchaser was merged with and into the Company (the “Merger”) in accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Company, Parent, Purchaser or any of their respective subsidiaries and Shares held by dissenting stockholders who properly exercise appraisal rights under the DGCL) were converted into the right to receive $5.00 per Share, in cash, without interest and subject to any required withholding taxes (the “Merger Consideration”).

The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger was approximately $100.5 million. Parent obtained the funds used to acquire the Shares in the Offer and to complete the Merger pursuant to an equity commitment letter delivered by JLL Partners Fund V, L.P. and JLL Partners Fund VI, L.P. (collectively, the “Sponsors”) to Parent in connection with the execution of the Merger Agreement whereby the Sponsors agreed to purchase equity securities of Parent, the proceeds of which  were used by Parent to pay the consideration payable to the Company’s stockholders in the Offer and the Merger.  Pursuant to the terms of this equity commitment letter, the

Sponsors had the right to elect to have one or the other Sponsor fund the full amount of the capital commitment.  The Sponsors elected to have JLL Partners Fund VI, L.P. provide the full amount of capital required to be funded under the equity commitment letter, and, accordingly, the funds contributed by JLL Partners Fund VI, L.P., together with cash on hand at the Company, were the exclusive sources of the funds used to acquire the Shares in the Offer and to complete the Merger.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 3, 2009 and is incorporated herein by reference.

ITEM 3.01.  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) on March 30, 2009 that each outstanding Share was converted in the Merger into the right to receive the Merger Consideration, as set forth in Item 2.01 above, which is incorporated herein by reference, and requested that NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to strike the Shares from listing and registration thereon. On March 31, 2009, the Form 25 was filed by NASDAQ with the SEC. On or about the effective date of the Form 25, the Company intends to file with the SEC a Form 15 to deregister the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the remaining reporting obligations of the Company under the Exchange Act.

ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Company, Parent, Purchaser or any of their respective subsidiaries and Shares held by dissenting stockholders who properly exercise appraisal rights under the DGCL) were converted into the right to receive the Merger Consideration. At the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than their rights to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings and growth.

The information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As of the Effective Time on March 30, 2009, pursuant to the terms of the Merger Agreement, Peter G. Tombros ceased to be a member of the Company's board of directors.

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 30, 2009, at the Effective Time and pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation was amended (the “Amended Charter”).  Also on March 30, 2009, at the Effective Time and pursuant to the terms of the Merger Agreement, Amended and Restated Bylaws of the Company (“Amended Bylaws”) were adopted.

The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

3.1	Amended Certificate of Incorporation of PharmaNet Development Group, Inc., dated as of March 30, 2009.

3.2	Amended and Restated By-Laws of PharmaNet Development Group, Inc., adopted as of March 30, 2009.

4.1	Supplemental Indenture, dated as of March 30, 2009, between PharmaNet Development Group, Inc., PDGI Acquisition Corp., and U.S. Bank National Association, as trustee (relating to the Notes).

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

PharmaNet Development Group, Inc.

By:	/s/ John P. Hamill
Name:	John P. Hamill
Title:	EVP and Chief Financial Officer

Dated: April 2, 2009

EXHIBIT INDEX

3.1	Amended Certificate of Incorporation of PharmaNet Development Group, Inc., dated as of March 30, 2009.

3.2	Amended and Restated By-Laws of PharmaNet Development Group, Inc., adopted as of March 30, 2009.

4.1	Supplemental Indenture, dated as of March 30, 2009, between PharmaNet Development Group, Inc., PDGI Acquisition Corp., and U.S. Bank National Association, as trustee (relating to the Notes).